CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 20, 2005, (except as to Note 11 which is as of April 27, 2005) in amendment No. 1 to the Registration Statement (Form 20-F) of China Education Resources Inc (formerly China Ventures Inc.)

/s/ Ernst & Young LLP

Vancouver, Canada

March 1, 2006